Exhibit 99.2

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF INCOME

	Quarter Ended
(Unaudited, amounts in thousands, except per share data)	10/29/16	10/24/15
Sales	$376,579	$382,891
Cost of sales	227,885	237,085
Gross profit	148,694	145,806
Selling, general and administrative expense	115,526	112,412
Operating income	33,168	33,394
Interest expense	117	133
Interest income	234	164
Other income (expense), net	(279)	512
Income before income taxes	33,006	33,937
Income tax expense	11,901	12,278
Net income	21,105	21,659
Net income attributable to noncontrolling interests	(272)	(707)
Net income attributable to La-Z-Boy Incorporated	$20,833	$20,952

Basic weighted average common shares	49,153	50,493
Basic net income attributable to La-Z-Boy Incorporated per share	$0.42	$0.41

Diluted weighted average common shares	49,511	51,039
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.42	$0.41

Dividends declared per share	$0.10	$0.08

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF INCOME

	Six Months Ended
(Unaudited, amounts in thousands, except per share data)	10/29/16	10/24/15
Sales	$717,362	$724,314
Cost of sales	435,137	454,276
Gross profit	282,225	270,038
Selling, general and administrative expense	227,289	216,678
Operating income	54,936	53,360
Interest expense	232	245
Interest income	438	369
Other income (expense), net	(351)	2,480
Income before income taxes	54,791	55,964
Income tax expense	19,678	20,182
Net income	35,113	35,782
Net income attributable to noncontrolling interests	(474)	(1,154)
Net income attributable to La-Z-Boy Incorporated	$34,639	$34,628

Basic weighted average common shares	49,129	50,538
Basic net income attributable to La-Z-Boy Incorporated per share	$0.70	$0.68

Diluted weighted average common shares	49,554	51,076
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.70	$0.67

Dividends declared per share	$0.20	$0.16

LA-Z-BOY INCORPORATED

CONSOLIDATED BALANCE SHEET

(Unaudited, amounts in thousands, except par value)	10/29/16	4/30/16
Current assets
Cash and equivalents	$105,571	$112,358
Restricted cash	8,987	8,977
Receivables, net of allowance of $3,105 at 10/29/16 and $3,145 at 4/30/16	144,575	146,545
Inventories, net	186,710	175,589
Other current assets	39,813	38,503
Total current assets	485,656	481,972
Property, plant and equipment, net	170,620	171,590
Goodwill	47,388	37,193
Other intangible assets	11,736	8,558
Deferred income taxes — long-term	40,140	41,683
Other long-term assets, net	67,504	59,033
Total assets	$823,044	$800,029

Current liabilities
Current portion of long-term debt	$254	$290
Accounts payable	46,875	44,661
Accrued expenses and other current liabilities	116,498	112,476
Total current liabilities	163,627	157,427
Long-term debt	392	513
Other long-term liabilities	86,848	84,877
Contingencies and commitments	—	—
Shareholders’ equity
Preferred shares — 5,000 authorized; none issued	—	—
Common shares, $1 par value — 150,000 authorized; 49,028 outstanding at 10/29/16 and 49,331 outstanding at 4/30/16	49,028	49,331
Capital in excess of par value	287,290	279,339
Retained earnings	258,906	252,472
Accumulated other comprehensive loss	(33,490)	(34,000)
Total La-Z-Boy Incorporated shareholders’ equity	561,734	547,142
Noncontrolling interests	10,443	10,070
Total equity	572,177	557,212
Total liabilities and equity	$823,044	$800,029

LA-Z-BOY INCORPORATED

CONSOLIDATED STATEMENT OF CASH FLOWS

	Six Months Ended
(Unaudited, amounts in thousands)	10/29/16	10/24/15
Cash flows from operating activities
Net income	$35,113	$35,782
Adjustments to reconcile net income to cash provided by (used for) operating activities
Deferred income tax expense	1,089	138
Provision for doubtful accounts	(18)	(426)
Depreciation and amortization	13,999	12,679
Equity-based compensation expense	5,880	5,123
Pension plan contributions	(2,300)	(7,000)
Change in receivables	784	4,980
Change in inventories	(3,747)	(21,501)
Change in other assets	(1,868)	(5,656)
Change in payables	1,549	(628)
Change in other liabilities	1,898	(1,768)
Net cash provided by operating activities	52,379	21,723

Cash flows from investing activities
Proceeds from disposal of assets	143	2,491
Capital expenditures	(10,226)	(13,949)
Purchases of investments	(17,814)	(11,693)
Proceeds from sales of investments	9,757	19,409
Acquisitions, net of cash acquired	(15,997)	(19,232)
Change in restricted cash	(10)	660
Net cash used for investing activities	(34,147)	(22,314)

Cash flows from financing activities
Net proceeds from credit facility	—	4,000
Payments on debt	(156)	(283)
Stock issued for stock and employee benefit plans	3,095	253
Excess tax benefit on stock option exercises	1,826	392
Purchases of common stock	(19,766)	(18,461)
Dividends paid	(9,869)	(8,112)
Net cash used for financing activities	(24,870)	(22,211)

Effect of exchange rate changes on cash and equivalents	(149)	(934)
Change in cash and equivalents	(6,787)	(23,736)
Cash and equivalents at beginning of period	112,358	98,302
Cash and equivalents at end of period	$105,571	$74,566

Supplemental disclosure of non-cash investing activities
Capital expenditures included in payables	$681	$—

LA-Z-BOY INCORPORATED

SEGMENT INFORMATION

	Quarter Ended		Six Months Ended
(Unaudited, amounts in thousands)	10/29/16	10/24/15	10/29/16	10/24/15
Sales
Upholstery segment:
Sales to external customers	$244,898	$260,080	$468,707	$492,564
Intersegment sales	50,891	45,737	94,498	85,929
Upholstery segment sales	295,789	305,817	563,205	578,493

Casegoods segment:
Sales to external customers	23,567	25,787	44,152	46,989
Intersegment sales	2,321	2,432	6,774	4,623
Casegoods segment sales	25,888	28,219	50,926	51,612

Retail segment sales	107,365	96,480	203,085	183,131

Corporate and Other:
Sales to external customers	749	544	1,418	1,630
Intersegment sales	1,563	750	2,773	1,266
Corporate and Other sales	2,312	1,294	4,191	2,896

Eliminations	(54,775)	(48,919)	(104,045)	(91,818)
Consolidated sales	$376,579	$382,891	$717,362	$724,314

Operating Income (Loss)
Upholstery segment	$37,530	$37,040	$67,339	$61,634
Casegoods segment	2,847	2,634	4,994	4,324
Retail segment	3,007	5,716	5,190	10,445
Corporate and Other	(10,216)	(11,996)	(22,587)	(23,043)
Consolidated operating income	$33,168	$33,394	$54,936	$53,360